UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2014

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95050 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Fiscal Year 2015 Variable Compensation Plan
On April 9, 2014, the Compensation Committee of our Board of Directors adopted the Fiscal Year 2015 Variable Compensation Plan, or the 2015 Plan, which provides eligible executive officers the opportunity to earn a cash bonus award based on the level of achievement by us of certain corporate objectives, or the Corporate Targets, during our fiscal year 2015. We operate on a fiscal year ending on the last Sunday in January. We designate our fiscal year by the year in which that fiscal year ends (e.g., fiscal year 2015 refers to our fiscal year ending January 25, 2015).

An eligible participant’s target variable cash compensation under the 2015 Plan will be based on the achievement by NVIDIA of the Corporate Targets.

The Compensation Committee has set the Corporate Targets for fiscal year 2015 based upon the achievement of non-GAAP operating income and has established a threshold and a maximum.

Unless otherwise determined by the Compensation Committee, a participant must remain an employee through the payment date under the 2015 Plan to be eligible to earn an award.

The 2015 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2015 Plan.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Fiscal Year 2015 Variable Compensation Plan of NVIDIA Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: April 15, 2014	By: /s/ Rebecca Peters
Rebecca Peters
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fiscal Year 2015 Variable Compensation Plan of NVIDIA Corporation.